Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 077967.0000002

September 26, 2025

Board of Directors

Darden Restaurants, Inc.

100 Darden Center Drive

Orlando, FL 32837

Re:	Registration Statement on Form S-3

Addressees:

We have acted as counsel to Darden Restaurants, Inc., a Florida corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an indeterminate amount of (a) shares of the Company’s common stock, without par value (the “Common Stock”), and (b) the Company’s debt securities (the “Debt Securities” and, together with the Common Stock, the “Securities”). The Debt Securities may be issued in one or more series pursuant to the terms of the Indenture, dated as of January 1, 1996 (the “Base Indenture”), between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association, successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Base Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of October 4, 2023, among the Company, the Base Trustee and U.S. Bank Trust Company, National Association, as trustee for certain series of Debt Securities (together with the Base Trustee, the “Trustee”) (together with the Base Indenture and any further supplements or amendments thereto, the “Indenture”).

The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth below, we have examined (a) the Amended and Restated Articles of Incorporation of the Company, effective June 29, 2016 (the “Articles of Incorporation”), (b) the Bylaws of the Company, as amended, effective June 18, 2024 (the “Bylaws”), (c) resolutions of the Company’s Board of Directors adopted at a meeting held on September 17, 2025 (the “Resolutions”), (d) the Registration Statement and the exhibits thereto, (e) the Prospectus, (f) the Indenture, (g) a certificate issued by the Department of State of the State of Florida on the date hereof to the effect that the Company is existing under the laws of the State of Florida and in good standing (the “Good Standing Certificate”) and (h) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

For purposes of the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the due authorization, execution and

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

Board of Directors

Darden Restaurants, Inc.

September 26, 2025

delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties. In rendering the opinions expressed below, we have also assumed that (i) at the time of the issuance and sale of the Securities, there will not have occurred any change in the Articles of Incorporation or Bylaws or in the law affecting the issuance and sale of the Securities, (ii) at the time of authentication and delivery of a series of Debt Securities, the Indenture will not have been modified or rescinded and (iii) at the time of the authentication and delivery of a series of Debt Securities, there will not have occurred any change in the Articles of Incorporation or Bylaws or in the law affecting the authorization, execution and delivery, of the Indenture or the Debt Securities.

In rendering the opinions expressed in paragraph 3 below, we have also assumed that (i) each of the agreements referred to therein and any of the Debt Securities as to which we therein express a validity opinion will include a provision stating that such instrument shall be governed by the laws of the State of New York and will constitute the legal, valid and binding obligation of each party thereto (other than any obligor that is a party thereto), enforceable against each party thereto (other than any obligor that is a party thereto) in accordance with its terms, (ii) Section 5-501.6.b of the New York General Obligations Law will apply in the case of any Debt Securities and (iii) the form and terms of any Debt Securities, and the issuance, sale and delivery of any such Debt Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the Articles of Incorporation or Bylaws or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Furthermore, insofar as the opinion expressed in paragraph 3 below pertains to the choice of law provisions of the instruments referred to in such paragraph, such opinion is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Based solely upon our review of the Good Standing Certificate, the Company is a corporation validly existing and in good standing under the laws of the State of Florida with the corporate power and authority to issue the Securities.

2. With respect to any shares of Common Stock, when: (a) the Company’s Board of Directors or a duly constituted committee or authorized officer thereof (the “Board”) has taken all necessary corporate action to authorize and approve the issuance of such shares of Common Stock, including the terms of the offering thereof, from the then authorized number of shares of Common Stock available; (b) any certificates representing the shares of Common Stock have been duly executed, countersigned and registered; and (c) such shares of Common Stock have been duly issued by the Company and delivered to the purchasers thereof either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Board of Directors

Darden Restaurants, Inc.

September 26, 2025

3. With respect to any Debt Securities, when: (a) in accordance with the terms of the Indenture, (i) a supplemental indenture (pursuant to the Indenture) establishing such Debt Securities has been duly authorized and validly executed and delivered by the Company, as issuer, and by the applicable Trustee under the Indenture, or (ii) an officer’s certificate (pursuant to the Indenture) establishing such Debt Securities has been duly authorized and validly executed and delivered to the applicable Trustee; (b) the Board has duly taken all necessary corporate action to authorize and approve the issuance by the Company of such Debt Securities, the terms thereof, the terms of the offering thereof and related matters; and (c) such Debt Securities have been (i) duly executed and delivered by the Company in accordance with the terms of the Indenture and in such form as shall have been established in compliance with the Indenture, (ii) authenticated by the applicable Trustee under the Indenture and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement, such Debt Securities will be the valid and legally binding obligations of the Company.

Our opinion expressed in paragraph 3 above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

Our opinions expressed herein are limited to (a) the laws of the State of Florida and (b) the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP